Exhibit 10.9
SPIRIT AVIATION HOLDINGS, INC.
2025 INCENTIVE AWARD PLAN
TIME-BASED CASH INCENTIVE AWARD GRANT NOTICE AND
TIME-BASED CASH INCENTIVE AWARD AGREEMENT
Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2025 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), a time-based cash incentive award (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Time-based Cash Incentive Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice and the Agreement shall have the meanings specified in the Plan.

Participant’s Name:	[•]
Grant Date:	[•]
Vesting Commencement Date:	[•]
Target Cash Award:	[•]
Vesting Schedule:
The Award shall vest in equal installments on each of the first two anniversaries of the Vesting Commencement Date (each such date, a “Vesting Date”), subject to (i) Participant’s continued employment through the applicable Vesting Date and (ii) Participant’s continued compliance in all material respects with Participant’s restrictive covenant obligations to the Company.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, and fully understands all provisions of the Agreement, the Plan and this Grant Notice. In addition, by signing below, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6 of the Agreement by using any other method permitted by the Plan or Section 2.6 of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award.

SPIRIT AVIATION HOLDINGS, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A
TO TIME-BASED CASH INCENTIVE AWARD GRANT NOTICE
TIME-BASED CASH INCENTIVE AWARD AGREEMENT
Pursuant to the Time-based Cash Incentive Award Grant Notice (the “Grant Notice”) to which this Time-based Cash Incentive Award Agreement (this “Agreement”) is attached, Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”), has granted to Participant a time-based cash incentive award (“Award”) under the Company’s 2025 Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE I
GENERAL
1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II
GRANT OF AWARD
2.1 Grant of Award. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Award as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
2.2 Payment. Any amount of the Award that is earned, as determined by the Committee, shall be payable as soon as reasonably practicable, but in no event later than sixty (60) days following, the applicable vesting date of such the Award (or applicable portion thereof). Any such payment shall be subject to all applicable tax withholding in accordance with Section 2.5 hereof.
2.3 Termination of Service; Change-in-Control Treatment.
(a) In the event of Participant’s Termination of Service by the Company (or its successor) without Cause on or following the occurrence of a Change in Control, then the Award will automatically vest in full and become payable as of the date of Participant’s Termination of Service, subject to Participant’s (i) execution and non-revocation of a general waiver and release of claims agreement in favor of the Company and its affiliates within 60 days following the date of such Termination of Service and (ii) continued compliance in all material respects with Participant’s restrictive covenant obligations to the Company.
2.4 Forfeiture, Termination and Cancellation upon Termination of Service. Except as otherwise expressly provided in Section 2.3, upon Participant’s Termination of Service for any reason prior to the applicable Vesting Date(s), all rights with respect to any unvested portion of this Award (after giving effect to any applicable accelerated vesting pursuant to Section 2.3 hereof) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration therefor, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.5 Tax Withholding. Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or payment of the Award. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company.
2.6 Clawback. This Agreement and the Award hereunder shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements (i) as required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or (ii) provided in a policy adopted or otherwise maintained by the Company which applies to Participant and the other executive officers of the Company, including, but not limited to, the Company’s Clawback Policy for Detrimental Conduct, as amended from time to time), and any clawback policy adopted to comply with Section 303A.14 of the New York Stock Exchange Listed Company Manual or Section 5608 of the Nasdaq Listing Rules, and such requirements shall be deemed incorporated by reference into this Agreement.
ARTICLE III
OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith in accordance with the terms of this Agreement and the terms of the Plan shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the Award (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan, the Grant Notice and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith. To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.
3.2 Adjustments upon Specified Events. The Administrator may accelerate payment of the Award in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Award is subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3 Grant is Not Transferable. During the lifetime of Participant, the Award and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process, unless and until the Award has been paid. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void. Unless and until the Award has been paid, neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and distribution; provided, however, that all such transfers shall be subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.
3.4 Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6 Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.8 Counterparts. This Agreement may be executed by electronic signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
3.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the Award granted hereunder, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the Award granted hereunder shall not to that extent be effective without Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the Award made hereunder to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with and subject to the terms of the Plan.
3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11 Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company, any parent of the Company or any Subsidiary.
3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.13 Section 409A; Taxes. This Agreement is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Award (or any portion thereof) may be subject to Section 409A, the

Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding anything to the contrary herein, no amount that is “nonqualified deferred compensation” subject to Section 409A of the Code shall be payable on a termination of employment unless the termination of Participant’s employment constitutes a “separation from service” within the meaning of Section l .409A-l(h) of the Department of Treasury Regulations. Further, subject to Section 14.11 of the Plan, if (i) Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Administrator, and (ii) the settlement of Award pursuant to this Agreement in connection with Participant’s employment or “separation from service” within the meaning of 409A would constitute “nonqualified deferred compensation” within the meaning of Section 409A, then, to the extent necessary to comply with, and avoid the imposition on Participant of any accelerated or additional tax, under Section 409A, such settlement shall be delayed until the date that is six (6) months after the date of Participant’s “separation from service” or, if earlier, the date of Participant’s death. Participant’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. This Section 3.13 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
3.14 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any Subsidiary or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.